AMENDMENT NUMBER TWO AND LIMITED WAIVER TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWO AND LIMITED WAIVER TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Second Amendment”), dated as of August 25, 2020, is entered into by and among VITAMIN SHOPPE INDUSTRIES LLC, a New York limited liability company, VITAMIN SHOPPE MARINER, LLC, a Delaware limited liability company, VITAMIN SHOPPE GLOBAL, LLC, a Delaware limited liability company, VITAMIN SHOPPE FLORIDA, LLC, a Delaware limited liability company, BETANCOURT SPORTS NUTRITION, LLC, a Florida limited liability company, and VITAMIN SHOPPE PROCUREMENT SERVICES, LLC, a Delaware limited liability company (collectively, the “Borrowers” and, each individually, a “Borrower”), VALOR ACQUISITION, LLC, a Delaware limited liability company (“Parent”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as agent for the Lenders (in such capacity, the “Agent”), in light of the following:

W I T N E S S E T H

WHEREAS, the Borrowers, Parent, the Lenders and the Agent are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 2019 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrowers have advised the Agent and the Lenders that a Default has occurred and is continuing under Section 10.1(a) of the Existing Credit Agreement on account of the Loan Parties’ failure to satisfy the Required Conditions with respect to the optional prepayment of the remaining Term Loan Obligations (other than certain customary surviving obligations not yet due and owing) as required by Section 9.24(e) of the Existing Credit Agreement (the “Specified Default”);

WHEREAS, the Borrowers have requested that the Agent and the Lenders (x) make certain amendments to the Existing Credit Agreement and (y) waive the Specified Default; and

WHEREAS, upon the terms and conditions set forth herein, the Agent and the Lenders have agreed to the Borrowers’ requests as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in Section 1 of the Credit Agreement.

2.Amendments to Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Second Amendment, and subject to the satisfaction (or waiver in writing by the Agent and the Lenders) of the conditions precedent set forth in Section 4 hereof, the Existing Credit Agreement is hereby amended as of the Second Amendment Effective Date in the manner provided in this Section 2 (the Existing Credit Agreement, as amended hereby, the “Credit Agreement”).

a.Restated Definitions. The following definitions contained in Section 1 of the Existing Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.4 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.4(c)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Defaulting Lender” shall mean any Revolving Lender, as determined by Agent, that has (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financing Agreements” shall mean, collectively, this Agreement, the First Amendment, the Second Amendment, the Intercreditor Agreement, the Collateral Documents and all notes, guarantees, security agreements, intercreditor agreements, the Fee Letter and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of, without duplication, (a) all cash Interest Expense paid during such period (net of interest income of such Person during such period and excluding, to the extent taken into account in the calculation of Interest Expense, upfront fees, costs and expenses in respect of this Agreement and any other issuance of Indebtedness permitted hereunder and the transactions contemplated hereby and thereby), plus (b) all prepayments (other than (i) prepayments and refinancings with respect to the Permitted Subordinated Indebtedness and the Convertible Notes, in each case to the extent permitted hereunder, (ii) prepayments made with the proceeds of refinancings of such Indebtedness prepaid to the extent permitted hereunder, (iii) prepayments made with, and within one-hundred eighty (180) days of receipt of, the net proceeds of new equity capital contributed after the date of this Agreement, and (iv) prepayments of Indebtedness permitted under Section 9.9(b) required in connection with any disposition or casualty of assets financed and securing such Indebtedness, which prepayments shall be in an amount not to exceed the net proceeds received as a result of such disposition or casualty event) and regularly scheduled principal repayments in respect of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases paid during such period in cash (excluding the interest component with respect to Indebtedness under Capital Leases), plus (c) all income taxes paid during such period in cash (net of refunds or tax credits to such Person in respect of income taxes, and excluding income tax on extraordinary or non-recurring gains or gains from asset sales outside of the ordinary course of business) plus (d) dividends or distributions paid in cash (including, without limitation, Permitted Tax Distributions), all as determined for any Person on a consolidated basis and in accordance with GAAP. For purposes of clarity, the effect of netting out or offsetting the components set forth in the foregoing clauses (a) and (c) shall never cause the amount of cash Interest Expense or income taxes paid in cash during such period to be less than zero.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Required Conditions” shall be deemed to be satisfied in connection with a Specified Transaction if:

(a) either (i) Excess Availability exceeds fifteen percent (15%) of the Borrowing Cap and the Fixed Charge Coverage Ratio is equal to or greater than 1.10 to 1.0, in each case, calculated as of the date of such Specified Transaction both prior to and on a pro forma basis after giving effect to such Specified Transaction; provided that the pro forma Fixed Charge Coverage Ratio shall be calculated as of the last Test Period prior to the date of such Specified Transaction for which financial statements for the fiscal month, fiscal quarter or fiscal year then ended have been (or have been required to be) delivered pursuant to Section 9.6(a)(i) and Section 9.6(a)(ii), as applicable, or (ii) Excess Availability exceeds the greater of (x) twenty percent (20%) of the Borrowing Cap and (y) $20,000,000 calculated as of the date of such Specified Transaction both prior to and on a pro forma basis after giving effect to such Specified Transaction; and

(b) the Administrative Borrower shall have delivered to the Agent prior to consummation of the Specified Transaction a certificate in form and substance reasonably satisfactory to the Agent certifying as to, and attaching calculations for, the items described in clause (a) above.

b.New Definitions. Section 1 of the Existing Credit Agreement is amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Agent prior to the adoption thereof in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Administrative Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Administrative Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.4 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.4.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Agent or (ii) a notification by the Required Lenders to the Agent (with a copy to the Administrative Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.4 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice of such election to the Administrative Borrower and the Lenders or by the Required Lenders of written notice of such election to the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“IBA” has the meaning assigned to such term in Section 3.8.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Second Amendment” means that certain Amendment Number Two and Limited Waiver to Second Amended and Restated Loan and Security Agreement dated as of August 25, 2020, by and among the Borrowers, Parent, the Lenders party thereto and the Agent.

“SOFR” with respect to any day, means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

c.Amendment to Section 3.4 of the Existing Credit Agreement. Section 3.4 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 3.4 Alternate Rate of Interest; Illegality.

(a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Administrative Borrower and the Lenders through Electronic System as provided in Section 13.3 as promptly as practicable thereafter and, until the Agent notifies the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Administrative Borrower through the Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Rate Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.

(c) Notwithstanding anything to the contrary herein or in any other Financing Agreement, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Borrowers may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York time, on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Administrative Borrower, so long as the Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(d) In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e) The Agent will promptly notify the Administrative Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 3.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.4.

(f) Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

d.Amendment to Section 3 of the Existing Credit Agreement. Section 3 of the Existing Credit Agreement is hereby amended by adding a new Section 3.8 immediately following Section 3.7 of the Existing Credit Agreement, which new Section 3.8 shall read in full as follows:

Section 3.8 Interest Rates; LIBOR Notifications. The interest rate on Eurodollar Rate Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.4(c) provides a mechanism for determining an alternative rate of interest. The Agent will promptly notify the Administrative Borrower, pursuant to Section 3.4(e), of any change to the reference rate upon which the interest rate on Eurodollar Rate Loans is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.4(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.4(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

e.Amendment to Section 8 of the Existing Credit Agreement. Section 8 of the Existing Credit Agreement is hereby amended by inserting a new Section 8.23 immediately following Section 8.22 of the Existing Credit Agreement, which new Section 8.23 shall read in full as follows:
Section 8.23 Affected Financial Institution. No Loan Party is an Affected Financial Institution.

f.Amendment to Section 11.4(a) of the Existing Credit Agreement. The first sentence of clause (a) of Section 11.4 of the Existing Credit Agreement is hereby amended by inserting the phrase “and subject to Section 3.4(c) and (d)” immediately after the phrase “(with respect to any increase in the Revolving Commitments)” therein.

g.Amendment to Section 13.2 of the Existing Credit Agreement. Section 13.2 of the Existing Credit is hereby amended by inserting a new clause (n) immediately following clause (m) therein, which new clause (n) will read in full as follows:

(n) For all purposes under the Financing Agreements, in connection with any Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

h.Amendment to Section 13 of the Existing Credit Agreement. Section 13 of the Existing Credit Agreement is hereby amended by adding a new Section 13.14 immediately following Section 13.13 of the Existing Credit Agreement, which new Section 13.14 shall read in full as follows:

Section 13.14. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Financing Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

3.Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction (or waiver in writing by the Agent and the Lenders) of each condition precedent set forth in Section 4 hereof, the Agent and the Lenders hereby waive the Specified Default; provided that nothing contained in this Section 3, nor any past indulgence by the Agent or any Lender nor any other action or inaction on behalf of the Agent or any Lender, shall constitute or be deemed to constitute a consent to, or waiver of, any other action or inaction of the Loan Parties which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Financing Agreement, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Financing Agreement, nor shall this limited waiver constitute a course of conduct or dealing among the parties. Neither the Agent nor the Lenders shall be obligated to grant any future waivers, consents or amendments with respect to any provision of the Credit Agreement or any other Financing Agreement, and the parties hereto agree that the limited waiver provided herein shall constitute a one-time waiver and shall not waive, affect or diminish any right of the Agent and the Lenders to hereafter demand strict compliance with the Credit Agreement and the other Financing Agreements.

4.Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Agent and the Lenders) of each of the following shall constitute conditions precedent to the effectiveness of this Second Amendment (such date being the “Second Amendment Effective Date”):

a.The Agent shall have received this Second Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

b.After giving effect to this Second Amendment, with respect to each Borrower and Parent, the representations and warranties contained herein, in the Credit Agreement, and in the other Financing Agreements, in each case, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of the date hereof, to the same extent as though made on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date (provided, that the representations and warranties in Section 8.10 of the Credit Agreement are expressly deemed to specifically relate to the Closing Date), in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.

c.Other than the Specified Default, no event has occurred and is continuing or would result from the consummation of the transactions contemplated herein that would constitute a Default or Event of Default.

d.The Borrowers and Parent shall pay substantially concurrently with the closing of this Second Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 6 of this Second Amendment.

e.The Borrowers shall have made a prepayment of the Revolving Loans in a minimum amount of at least $1,810,944 so that, after giving effect to such prepayment and after giving effect to all Borrowings (if any) to be made on the Second Amendment Effective Date and the issuance of any Letters of Credit on the Second Amendment Effective Date, Excess Availability exceeds the greater of (x) twenty percent (20%) of the Borrowing Cap and (y) $20,000,000 as of the Second Amendment Effective Date.

5.Representations and Warranties. Each Borrower and Parent, jointly and severally, hereby:

a.represents and warrants that, each of the representations and warranties made to the Agent and Lenders under the Credit Agreement and all of the other Financing Agreements are true and correct in all material respects on and as of the date hereof (after giving effect to this Second Amendment and the other documents executed in connection with this Second Amendment) except to the extent that (i) such representations or warranties are qualified by a materiality standard, in which case they shall be true and correct in all respects, or (ii) such representations or warranties expressly relate to an earlier date (provided, that the representations and warranties in Section 8.10 of the Credit Agreement are expressly deemed to expressly relate to the Closing Date) (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (or, if such representations or warranties are qualified by a materiality standard, in all respects as of such earlier date));

b.reaffirms all of the covenants contained in the Credit Agreement, as amended hereby;

c.represents and warrants that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing;

d.represents and warrants that the execution, delivery and performance by each Loan Party of this Second Amendment and the other documents, agreements and instruments executed by any Loan Party in connection herewith (collectively, together with this Second Amendment, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the charter or operating agreement or other organizational or governing documents of such Loan Party or (ii) any law or any contractual restriction binding on or affecting any Loan Party, except, for purposes of this clause (ii), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

e.represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Loan Party of any Amendment Document to which it is a party that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect;

f.represents and warrants that each Amendment Document has been duly executed and delivered by each Loan Party party thereto; and

g.represents and warrants that this Second Amendment constitutes, and each other Amendment Document to be executed on the date hereof will constitute, upon execution, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.Payment of Costs and Fees. As provided in Section 9.22 of the Credit Agreement and subject to the limitations expressly set forth therein, the Borrowers and Parent shall pay to the Agent and the Lenders all expenses incurred in connection with the preparation, negotiation, execution and delivery of this Second Amendment and any documents and instruments relating hereto.
7.GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER. THIS SECOND AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, CHOICE OF FORUM, SERVICE OF PROCESS AND JURY TRIAL WAIVER SET FORTH IN SECTION 11.1 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.Amendments. This Second Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 11.4 of the Credit Agreement.

9.Counterpart Execution. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Second Amendment or in any other certificate, agreement or document related to this Second Amendment or any other Financing Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

10.Effect on Financing Agreements.

a.The Credit Agreement and each of the other Financing Agreements shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Second Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Financing Agreement. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Financing Agreements shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein, if any, are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Financing Agreements nor operate as a waiver of any future Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Financing Agreements, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by a Borrower remains in the sole and absolute discretion of the Agent and the Lenders. To the extent that any terms or provisions of this Second Amendment conflict with those of the Credit Agreement or the other Financing Agreements, the terms and provisions of this Second Amendment shall control.

b.Upon and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Financing Agreements to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

c.To the extent that any of the terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Second Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

d.This Second Amendment is a Financing Agreement.

e.Unless the context of this Second Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Second Amendment refer to this Second Amendment as a whole and not to any particular provision of this Second Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Second Amendment unless otherwise specified. Any reference in this Second Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the Obligations shall (i) mean “Obligations” as defined in the Credit Agreement (including any interest and other amounts which would accrue and become due but for the commencement of any case with respect to a Borrower or Guarantor under the United States Bankruptcy Code or any similar statute, whether or not such amounts are allowed or allowable in whole or in part in such case) and (ii) include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to the commencement of any case with respect to a Borrower or Guarantor under the United States Bankruptcy Code or any similar statute.

11.Entire Agreement. This Second Amendment, and the terms and provisions hereof, the Credit Agreement and the other Financing Agreements constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12.Integration. This Second Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to the Agent and each Lender under each Financing Agreement to which it is a party (including, in respect of Parent, its guaranty of the Obligations), and (b) agrees that each of the Financing Agreements to which it is a party is and shall remain in full force and effect as modified hereby. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Existing Credit Agreement or any other Financing Agreement to the Agent, on behalf and for the benefit of each Lender, as collateral security for the obligations under the Financing Agreements in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Second Amendment).

14.Severability. In case any provision in this Second Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Second Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Second Amendment as of the date first above written.

VALOR ACQUISITION, LLC,
as Parent
By: /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

VITAMIN SHOPPE INDUSTRIES LLC,
as a Borrower
By: /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

VITAMIN SHOPPE MARINER, LLC,
as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

VITAMIN SHOPPE GLOBAL, LLC,
as a Borrower
By: Vitamin Shoppe Industries LLC, its sole member

By: /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

VITAMIN SHOPPE FLORIDA, LLC
as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

BETANCOURT SPORTS NUTRITION, LLC,
as a Borrower

By: Vitamin Shoppe Industries LLC, its sole member

By: /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

VITAMIN SHOPPE PROCUREMENT SERVICES,
LLC
as a Borrower
By: Vitamin Shoppe Industries LLC, its sole member

By: ____ /s/ Jeff Van Orden
Name: Jeff Van Orden
Title: Vice President of Finance

JPMORGAN CHASE BANK, N.A.,
as Agent
By:___/s/ James A. Knight ____________
Name: James A. Knight
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A.,
as Lender and Issuing Bank
By:____/s/ James A. Knight ____________
Name: James A. Knight
Title: Authorized Officer